UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2024

Expro Group Holdings N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36053	98-1107145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1311 Broadfield Blvd., Suite 400 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip code)

(713) 463-9776
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 13, 2024, Expro Group Holdings N.V. (the “Company”) entered into an Agreement relating to the sale and purchase of CTL UK Holdco Limited and its group companies (the “Stock Purchase Agreement”), by and among the Company, Expro Holdings UK 3 Limited and BP INV4 Holdco Ltd and other sellers party thereto (the “Sellers”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will purchase from the Sellers (the “Acquisition”) all of the issued and outstanding ordinary shares of CTL UK Holdco Limited, a company incorporated and registered in England and Wales (“Coretrax”). Upon consummation of the Acquisition and the other transactions contemplated by the Stock Purchase Agreement (the “Transactions”), Coretrax will be a wholly owned subsidiary of the Company.

Under the terms and conditions of the Stock Purchase Agreement, the aggregate enterprise value consideration of $210 million to be paid by the Company to the Sellers in the Transactions consists of, in the Company’s sole discretion, (i) an amount of cash equal to at least $75 million and up to $210 million (the “Cash Consideration”) and (ii) up to $135 million (the “Share Consideration” and, together with the Cash Consideration, the “Closing Consideration”) of shares of common stock, €0.06 nominal value per share, of the Company (“Common Stock” and such shares, the “Shares”), subject to certain purchase price adjustments set forth in the Stock Purchase Agreement relating to, among others, working capital, cash and indebtedness as of the closing of the Transactions (the “Closing”). The number of Shares, if any, will be determined by dividing the amount of the Share Consideration by the average of the daily volume weighted average trading price per share of Common Stock for the 30 consecutive trading days prior to the Closing (the “VWAP Price”), subject to a maximum VWAP Price of $23.70 per share of Common Stock and a minimum VWAP Price of $20.00 per share of Common Stock. The Company will issue certain of the Shares (subject to a maximum of 500,000 Shares) into an escrow arrangement and such Shares will be released from escrow pursuant to the terms of the Stock Purchase Agreement and the escrow agreement contemplated thereby.

The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, regulatory review and approval under Saudi Arabian competition law (the “Regulatory Condition”).

Each of the Purchaser and the Sellers have made customary representations and warranties in the Stock Purchase Agreement. The Stock Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to, among others, (i) the conduct of Coretrax’s business in the ordinary and usual course consistent with past practice during the period between the execution of the Agreement and Closing and (ii) the efforts of the parties to cause the Transactions to be consummated.

The Stock Purchase Agreement contains certain termination rights for the benefit of each of the Company and the Sellers, including, among others, the right to terminate the Agreement (i) in the event that the Regulatory Condition has not been satisfied by August 31, 2024 (as may be extended pursuant to the Stock Purchase Agreement) or (ii) under certain conditions, by the Company if there has been certain events including an event that constitutes a Material Adverse Event (as defined in the Stock Purchase Agreement).

The representations, warranties and covenants contained in the Stock Purchase Agreement have been made solely for the benefit of the parties thereto. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Stock Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Stock Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Forum files with the U.S. Securities and Exchange Commission (the “SEC”).

A copy of the Stock Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement filed herewith.

Registration Rights Agreement

The Stock Purchase Agreement contemplates that, at the Closing, the Company and the Sellers will enter into a Registration Rights Agreement that will provide for, among other things, (i) a lock-up on any transfer of the Shares post-Closing, subject to certain exceptions, which lock-up will expire with respect to (A) 50% of the Shares on the business day following 90 days after the Closing, (B) 25% of the Shares on the business day following 120 days after the Closing and (C) 25% of the Shares on the business day following 150 days after the Closing and (ii) the Company will agree to register the Shares for resale pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Any Shares issued pursuant to the Stock Purchase Agreement will be offered and sold in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act or in transactions not subject to registration pursuant to Regulation S under the Securities Act. None of the Shares nor the offering thereof have been registered under the Securities Act or any state securities laws, and the Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 7.01.	Regulation FD Disclosure.

On February 12, 2024, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement relating to the sale and purchase of CTL UK Holdco Limited, dated February 13, 2024, by and among Expro Group Holdings N.V., Expro Holdings UK 3 Limited and the sellers party thereto.

99.1	Press Release, dated February 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2024	Expro Group Holdings N.V.

	By:	/s/ Quinn Fanning
Quinn Fanning
Chief Financial Officer